August 2014 Preliminary Pricing Supplement No. 1,554 Registration Statement No. 333-178081 Dated August 5, 2014 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Fixed Income Buffered Securities due August 10, 2015
Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF and the iShares® MSCI EAFE ETF
Principal at Risk Securities
The securities offered are unsecured obligations of Morgan Stanley and have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of any principal.  The securities will pay a fixed monthly coupon (including at maturity) at the rate specified below.  At maturity, if the final share price of each of the iShares® Russell 2000® ETF and the iShares® MSCI EAFE ETF, which we refer to as the underlying shares, is greater than or equal to 85% of its respective initial share price, meaning that neither of the underlying shares has declined by an amount greater than the buffer amount of 15%, investors will receive the stated principal amount of the securities.  However, if the final share price of either of the underlying shares is less than 85% of its initial share price, meaning that either of the underlying shares has declined by an amount greater than the buffer amount of 15%, investors will lose 1.1765% of the principal amount for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%.  Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.  Because payments on the securities are based on the worst performing of the underlying shares, a decline beyond the buffer amount of either of the underlying shares will result in a loss of your investment, even if the other underlying shares have appreciated or have not declined as much.  Investors will not participate in any appreciation of the underlying shares.  These securities are for investors who are willing to risk their principal in exchange for the limited protection against loss and the opportunity to earn interest at a potentially above-market rate.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	Morgan Stanley
Underlying shares:	iShares® Russell 2000® ETF (the “IWM Shares”) and iShares® MSCI EAFE ETF (the “EFA Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August 5, 2014
Original issue date:	August 8, 2014 (3 business days after the pricing date)
Determination date:	August 5, 2015, subject to adjustment for non-trading days and certain market disruption events
Maturity date:	August 10, 2015
Monthly coupon:	A fixed monthly coupon at an annual rate of 5.02% (corresponding to approximately $4.1833 per month per security) is paid on each coupon payment date.
Coupon payment dates:
Monthly, on the 8th calendar day of each month, beginning September 8, 2014; provided that if any such day is not a business day, that monthly coupon will be paid on the next succeeding business day, and no adjustment will be made to any monthly coupon payment made on that succeeding business day; provided further that the final monthly coupon shall be paid on the maturity date

Buffer amount:
15%. As a result of the buffer amount of 15%, the closing price at or above which each of the underlying shares must close on the determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity is:
With respect to the IWM Shares:        , which is 85% of its initial share price
With respect to the EFA Shares:      , which is 85% of its initial share price

Downside factor:	1.1765
Payment at maturity:
At maturity, in addition to the final monthly coupon payment, investors will receive a payment at maturity determined as follows:
If the final share price of each of the underlying shares is greater than or equal to 85% of its respective initial share price, meaning the final share price of each of the underlying shares has increased, remained unchanged, or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial share price:
the stated principal amount of $1,000.00 per security
If the final share price of either of the underlying shares is less than 85% of its respective initial share price, meaning the final share price of either of the underlying shares has decreased by an amount greater than the buffer amount of 15% from its respective initial share price:
$1,000 + [$1,000 x (share percent change of the worst performing underlying shares + 15%) x downside factor]
Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $992.30 per security, or within $10.00 of that estimate. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(2)	Proceeds to issuer(2)
Per security	$1,000.00	$0.00	$1,000.00
Total	$	$	$
(1)
See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 27.
The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.

  Prospectus Supplement dated November 21, 2011     Index Supplement dated November 21, 2011     Prospectus dated November 21, 2011

Fixed Income Buffered Securities due August 10, 2015
Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Terms continued from previous page:
Initial share price:
With respect to the IWM Shares:        , which is its closing price for such underlying shares on the pricing date
With respect to the EFA Shares:      , which is its closing price for such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the determination date times its adjustment factor on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the larger percentage decrease from the respective initial share price to the respective final share price
Share percent change:	(final share price – initial share price) / initial share price
CUSIP / ISIN:	61761JSP5 / US61761JSP56
Listing:	The securities will not be listed on any securities exchange.

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Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF and the iShares® MSCI EAFE ETF
Principal at Risk Securities

Investment Overview

Fixed Income Buffered Securities

Principal at Risk Securities
Fixed Income Buffered Securities due August 10, 2015 Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF and the iShares® MSCI EAFE ETF (the “securities”) do not guarantee the repayment of any principal.  The securities will pay a fixed monthly coupon (including at maturity) at the rate specified below.  At maturity, if the final share price of each of the iShares® Russell 2000® ETF and the iShares® MSCI EAFE ETF, which we refer to as the underlying shares, is greater than or equal to 85% of its respective initial share price, meaning that neither of the underlying shares has declined by an amount greater than the buffer amount of 15%, investors will receive the stated principal amount of the securities.  However, if the final share price of either of the underlying shares is less than 85% of its respective initial share price, meaning that either of the underlying shares has declined by an amount greater than the buffer amount of 15%, investors will lose 1.1765% of the principal amount for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%.  Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 1 year
Monthly coupon:	A fixed monthly coupon at an annual rate of 5.02% (corresponding to approximately $4.1833 per month per security) is paid on each coupon payment date.
Payment at maturity:
At maturity, in addition to the final monthly coupon, investors will receive a payment at maturity determined as follows:

If the final share price of each of the underlying shares is greater than or equal to 85% of its respective initial share price, meaning the final share price of each of the underlying shares has increased, remained unchanged, or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial share price:
the stated principal amount of $1,000 per security

If the final share price of either of the underlying shares is less than 85% of its respective initial share price, meaning the final share price of either of the underlying shares has decreased by an amount greater than the buffer amount of 15% from its respective initial share price:

$1,000 + [$1,000 x (share percent change of the worst performing underlying shares + 15%) x downside factor]

Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

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Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000.  We estimate that the value of each security on the pricing date will be approximately $992.30, or within $10.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of principal and will pay a fixed monthly coupon (including at maturity) at the rate specified herein.  These securities are for investors who are willing to risk their principal based on the performance of the worst performing underlying shares, and who are willing to forgo the opportunity to participate in any appreciation of the underlying shares in exchange for the opportunity to earn interest at a potentially above-market rate.  The following scenarios are for illustration purposes only to demonstrate how the payment at maturity is calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the payment at maturity may be less, and possibly significantly less, than the stated principal amount and could be zero.

Monthly coupon:	The securities will pay a fixed monthly coupon at an annual rate of 5.02% (corresponding to approximately $4.1833 per month per security) on each coupon payment date.
Scenario 1: Investors receive principal back at maturity.
At maturity, each of the underlying shares closes at or above 85% of its initial share price, and investors receive, in addition to the final monthly coupon payment, the stated principal amount.  Investors will not participate in any appreciation of the underlying shares, and the return on the securities will be limited to the monthly coupons that are paid on the securities.

Scenario 2: Investors suffer a loss of principal at maturity.
At maturity, one or both of the underlying shares have decreased by more than the buffer amount of 15% from the respective initial share price(s).  In this scenario, investors will receive the final monthly coupon payment, but will lose 1.1765% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%.  The payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity.  The following examples are for illustrative purposes only.  You will receive a fixed monthly coupon (including at maturity) at a rate of 5.02% per annum regardless of the performance of the underlying shares.  The amount you will receive at maturity will be determined by reference to the final share price of each of the underlying shares on the determination date.  The actual initial share price for each of the underlying shares will be determined on the pricing date.  All payments on the securities are subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms:

Monthly Coupon:	A fixed monthly coupon at an annual rate of 5.02% (corresponding to approximately $4.1833 per month per security) is paid on the coupon payment dates.*
Payment at Maturity:
If the final share price of each of the underlying shares is greater than or equal to 85% of its respective initial share price, meaning the final share price of each of the underlying shares has increased, remained unchanged, or decreased by an amount less than or equal to the buffer amount of 15% from its respective initial share price:
the stated principal amount of $1,000 per security

If the final share price of either of the underlying shares is less than 85% of its respective initial share price, meaning the final share price of either of the underlying shares has decreased by an amount greater than the buffer amount of 15% from its respective initial share price:

$1,000 + [$1,000 x (share percent change of the worst performing underlying shares + 15%) x downside factor]

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the IWM Shares: $110 With respect to the EFA Shares: $65
Buffer Amount:	With respect to each of the underlying shares, 15%
Downside Factor:	1.1765

* The actual monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis.

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Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF and the iShares® MSCI EAFE ETF
Principal at Risk Securities

How to calculate the payment at maturity:

	Final Share Price		Share Percent Change		Payment at Maturity (in addition to the final monthly coupon payment)
	IWM Shares	EFA Shares	IWM Shares	EFA Shares
Example 1:	$115 (at or above 85% of the initial share price)	$62 (at or above 85% of the initial share price)	N/A	N/A	$1,000.00 (the stated principal amount)
Example 2:	$77 (below 85% of the initial share price)	$58.50 (at or above 85% of the initial share price)	($77 – $110) / $110 = -30%	N/A
$823.53, calculated as follows:
$1,000 + [$1,000 x (share percent change of the worst performing underlying shares + 15%) x downside factor]
= $1,000  + [$1,000 x (-30% + 15%) x 1.1765]
= $1,000 + ($1,000 x -15% x 1.1765) = $823.53

Example 3:	$96.25 (at or above 85% of the initial share price)	$39 (below 85% of the initial share price)	N/A	($39 – $65) / $65 = -40%	$705.88, calculated as follows: = $1,000 + [$1,000 x (-40% + 15%) x 1.1765] = $1,000 + ($1,000 x -25% x 1.1765) = $705.88
Example 4:	$44 (below 85% of the initial share price)	$13 (below 85% of the initial share price)	($44 – $110) / $110 = -60%	($13 – $65) / $65 = -80%	$235.28, calculated as follows: = $1,000 + [$1,000 x (-80% + 15%) x 1.1765] = $1,000 + ($1,000 x -65% x 1.1765) = $235.28
Example 5:	$38.50 (below 85% of the initial share price)	$52 (below 85% of the initial share price)	($38.50 – $110) / $110 = -65%	($52 – $65) / $65 = -20%	$411.75, calculated as follows: = $1,000 + [$1,000 x (-65% + 15%) x 1.1765] = $1,000 + ($1,000 x -50% x 1.1765) = $411.75

In example 1, the final share prices of both the IWM Shares and the EFA Shares are at or above 85% of their respective initial share prices.  Therefore, investors receive at maturity the stated principal amount of the securities and the final monthly coupon.

In examples 2 and 3, the final share price of one of the underlying shares is at or above 85% of its respective initial share price but the final share price of the other underlying shares is below 85% of its respective initial share price.  Therefore, at maturity, investors receive the final monthly coupon, but will lose 1.1765% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%.

Similarly, in examples 4 and 5, the final share price of each of the underlying shares is below 85% of its respective initial share price.   Therefore, at maturity, investors receive the final monthly coupon, but will lose 1.1765% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%.

In example 4, the IWM Shares have declined 60% from its initial share price to its final share price, while the EFA Shares have declined 80% from its initial share price to its final share price.  Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the share percent change of the EFA Shares, which is the worst performing underlying shares in this example.  Investors will lose 1.1765% of principal for every 1% decline in the final share price of the EFA shares from its initial share price beyond the buffer amount of 15%.

In example 5, the IWM Shares have declined 65% from its initial share price to its final share price, while the EFA Shares have declined 20% from its initial share price to its final share price.  Therefore, investors receive the final monthly coupon and a payment at maturity calculated based on the share percent change of the IWM Shares, which is the worst performing underlying shares in this example.  Investors will lose 1.1765% of principal for every 1% decline in the final share price of the IWM Shares from its initial share price beyond the buffer amount of 15%.

If the final share price of EITHER of the underlying shares has declined from its initial share price by an amount greater than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity.  Instead, if the final share price of either of the underlying shares is less than 85% of its respective initial share price, meaning the final share price of either of the underlying shares has decreased by more than the buffer amount of 15% from its respective initial share price, you will lose 1.1765% of your principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%.  Under this scenario, the value of the payment at maturity will be less, and could be significantly less, than the stated principal amount and could be zero.

▪
You are exposed to the price risk of both of the underlying shares. Your return on the securities is not linked to a basket consisting of both of the underlying shares.  Rather, it will be contingent upon the independent performance of each of the underlying shares.  Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both of the underlying shares.  Poor performance by either of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares.  If the final share price of either of the underlying shares is less than 85% of its respective initial share price, investors will lose 1.1765% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%, even if the other underlying shares have appreciated.  Under this scenario, the value of any such payment will be less, and possibly significantly less, than the stated principal amount and could be zero.  Accordingly, your investment is subject to the price risk of both of the underlying shares.

▪
Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of sustaining a loss on your investment than if the securities were linked to just one of the underlying shares.  The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares.  With two underlying shares, it is more likely that the final share price of either of the underlying shares will be less than 85% of its respective initial share price, than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will suffer a loss on your investment.

▪
Investors will not participate in any appreciation of the underlying shares.  Investors will not participate in any appreciation of the underlying shares, and the return on the securities will be limited to the fixed monthly coupons paid during the term of the securities.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The securities are linked to the IWM Shares and are therefore subject to risks associated with small-capitalization companies. The IWM Shares seek investment results that correspond generally to the price and yield performance of the Russell 2000® Index.  The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than that of indices that consist of

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Principal at Risk Securities

stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities.  The price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM, which measures the value of foreign equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
The securities are subject to currency exchange risk.  Because the price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM and the United States and other countries important to international trade and finance.

▪
The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day will affect the value of the securities more than any other factors.  Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

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Principal at Risk Securities

o	dividend rates on the stocks constituting the share underlying indices,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

o	the exchange rates of the U.S. dollar relative to the currencies in which the shares comprising the share underlying indices trade, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  In particular, if the price of either of the underlying shares has closed near or below 85% of its respective initial share price, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either of the underlying shares based on its historical performance.  The final share price of one or both of the underlying shares may be less than 85% of its respective initial share price, resulting in a loss of 1.1765% of principal for every 1% decline in the final share price of the worst performing underlying shares from its initial share price beyond the buffer amount of 15%.  There can be no assurance that the final share prices of both of the underlying shares will be equal to or greater than 85% of their respective initial share prices on the determination date so that you do not suffer a loss on your initial investment in the securities.  See “iShares® Russell 2000® ETF Overview” and “iShares® MSCI EAFE ETF Overview” below.

▪
The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares.  MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every event that can affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪
Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices.  Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices.  Investors in the securities will not participate in any appreciation of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪
The amount payable on the securities is not linked to the prices of the underlying shares at any time other than the determination date.  The final share prices will be based on the closing prices of the underlying shares on the determination date, subject to postponement for non-trading days and certain market disruption events.  Even if the price(s) of one or both of the underlying shares appreciate prior to the determination date but then drop by the determination date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price(s) of the underlying shares prior to such drop.  Although the actual prices of the underlying shares on the stated maturity date or at other times during the term of the securities may be higher than the final share price(s), the payment at maturity will be based solely on the closing prices of the underlying shares on the determination date.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire one year term of the securities. The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market

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volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.  These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this preliminary pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪
Adjustments to the underlying shares or to the share underlying indices could adversely affect the value of the securities.  The investment adviser to both of the underlying shares, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the respective share underlying indices.  Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the respective underlying shares.  Any of these actions could adversely affect the respective prices of the underlying shares, and, consequently, the value of the securities.  The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices.  They may add, delete or substitute the stocks constituting the share underlying indices or make other methodological changes that could change the values of the share underlying indices.  The publishers of the share underlying indices may discontinue or suspend calculation or publication of the share underlying indices at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
The underlying shares and the share underlying indices are different.  The performance of the underlying shares may not exactly replicate the performance of their respective share underlying indices because the underlying shares will reflect

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transaction costs and fees that are not included in the calculation of the share underlying indices.  It is also possible that the underlying shares may not fully replicate or may in certain circumstances diverge significantly from the performance of the respective share underlying indices due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments holdings, differences in trading hours between the underlying shares and the share underlying indices or due to other circumstances.  Both underlying shares generally invest at least 90% of their assets in component securities of their respective share underlying indices and/or in depositary receipts representing component securities of their respective share underlying indices.  Both underlying shares may invest the remainder of their assets in securities not included in their respective share underlying indices but which they believe will help the underlying shares track their respective underlying share indices, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser to each of the underlying shares.

▪
Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including taking positions in the underlying shares and the stocks constituting the share underlying indices, and in futures and/or options contracts on the underlying shares or the component stocks of the share underlying indices listed on major securities markets.  Some of our subsidiaries also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of either of the underlying shares, and, therefore, could increase the price at or above which such underlying shares must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying shares).  Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of either of the underlying shares on the determination date, and, accordingly, the payout to you at maturity, if any (depending also on the performance of the other underlying shares).

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial share prices, the final share prices, the payment at maturity, if any, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors.  Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price of either of the underlying shares in the event of a discontinuance of any share underlying index or a market disruption event with respect to either of the underlying shares.  These potentially subjective determinations may affect the payout to you at maturity, if any.  For further information regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Closing price,” “—Market disruption event,” “—Postponement of the determination date,” “—Discontinuance of any underlying shares and/or share underlying indices; alteration of method of calculation,” “—Alternate exchange calculation in case of an event of default” and “—Antidilution adjustments” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, as a unit consisting of (i) a Put Right (as defined below under “Additional Provisions―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Provisions―Tax considerations”), in exchange for a cash amount based on the performance of the underlying shares, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right.  Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

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In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Provisions―Tax considerations” regarding FATCA).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index.  The iShares® Russell 2000® ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios.   Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on August 1, 2014:

Ticker Symbol:	IWM UP
Current Stock Price:	$110.68
52 Weeks Ago:	$105.09
52 Week High (on 7/1/2014):	$120.02
52 Week Low (on 8/30/2013):	$100.38

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the IWM Shares for each quarter from January 1, 2009 through August 1, 2014.  The closing price of the IWM Shares on August 1, 2014 was $110.68.  The associated graph shows the closing prices of the IWM Shares for each day from January 1, 2009 through August 1, 2014.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the IWM Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the IWM Shares on the determination date.

iShares® Russell 2000® ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2009
First Quarter	51.27	34.36	41.94
Second Quarter	53.19	42.82	50.96
Third Quarter	62.02	47.87	60.23
Fourth Quarter	63.36	56.22	62.26
2010
First Quarter	69.25	58.68	67.81
Second Quarter	74.14	61.08	61.08
Third Quarter	67.67	59.04	67.47
Fourth Quarter	79.22	66.94	78.23
2011
First Quarter	84.17	77.18	84.17
Second Quarter	86.37	77.77	82.80
Third Quarter	85.65	64.25	64.25
Fourth Quarter	76.45	60.97	73.69
2012
First Quarter	84.41	74.56	82.85
Second Quarter	83.79	73.64	79.65
Third Quarter	86.40	76.68	83.46
Fourth Quarter	84.69	76.88	84.29
2013
First Quarter	94.80	86.65	94.26
Second Quarter	99.51	89.58	97.16
Third Quarter	107.10	98.08	106.62
Fourth Quarter	115.31	103.67	115.31
2014
First Quarter	119.83	108.64	116.34
Second Quarter	118.81	108.88	118.81
Third Quarter (through August 1, 2014)	120.02	110.68	110.68

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Principal at Risk Securities

Shares of the iShares® Russell 2000® Daily Closing Prices January 1, 2009 to August 1, 2014

This document relates only to the securities offered hereby and does not relate to the IWM Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the IWM Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Russell 2000® Index.  The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

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iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM.  The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on August 1, 2014:

Ticker Symbol:	EFA UP
Current Stock Price:	$66.15
52 Weeks Ago:	$61.18
52 Week High (on 6/19/2014):	$70.67
52 Week Low (on 8/30/2013):	$59.17

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EFA Shares for each quarter from January 1, 2009 through August 1, 2014.  The closing price of the EFA Shares on August 1, 2014 was $66.15.  The following graph shows the closing prices of the EFA Shares for each day from January 1, 2009 through August 1, 2014.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical closing prices of the EFA Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the EFA Shares on the determination date.

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2009
First Quarter	45.23	31.69	37.59
Second Quarter	49.04	38.57	45.81
Third Quarter	55.81	43.91	54.70
Fourth Quarter	57.28	52.66	55.30
2010
First Quarter	57.96	50.45	56.00
Second Quarter	58.03	46.29	46.51
Third Quarter	55.42	47.09	54.92
Fourth Quarter	59.46	54.25	58.23
2011
First Quarter	61.91	55.31	60.09
Second Quarter	63.87	57.10	60.14
Third Quarter	60.80	46.66	47.75
Fourth Quarter	55.57	46.45	49.53
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.90	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter (through August 1, 2014)	69.25	66.15	66.15

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Shares of the iShares® MSCI EAFE ETF Daily Closing Prices January 1, 2009 to August 1, 2014

This document relates only to the securities offered hereby and does not relate to the EFA Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EFA Shares.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE IndexSM. The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”).  The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  For additional information about the MSCI EAFE IndexSM, see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Provisions:
Day count convention:	30/360
Share underlying indices:	With respect to the IWM Shares, the Russell 2000® Index With respect to the EFA Shares, the MSCI EAFE IndexSM
Share underlying index publishers:	With respect to the IWM Shares, Russell Investments With respect to the EFA Shares, MSCI Inc.
Denominations:	$1,000 per security and integral multiples thereof
Interest period:	Monthly
Book entry security or certificated security:
Book entry.  The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary.  The depositary’s nominee will be the only registered holder of the securities.  Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary.  In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures.  For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:
One business day prior to the related scheduled coupon payment date; provided that the monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•      will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities, commodities or foreign currencies;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

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Principal at Risk Securities

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, for all U.S. federal income tax purposes, as a unit consisting of the following:

(i) a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the underlying shares; and

(ii) a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, a portion of the coupon on the securities will be treated as the Yield on the Deposit, and the remainder will be attributable to the premium on the Put Right (the “Put Premium”).  The Yield on the Deposit will be determined by us as of the pricing date and set forth in the applicable pricing supplement.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right.  Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours.  This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities.  Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein.  In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

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Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities.  Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit.  The remainder of the coupon payments will represent payments attributable to the Put Premium.  To the extent attributable to the Yield on the Deposit, coupon payments on the securities will generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price.  The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Maturity of the Securities.  If at maturity a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised.  In such case, a U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received upon maturity) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Underlying Shares upon Maturity of the Securities.  If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right.  In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Maturity.  Upon the sale or exchange of a security, a U.S. Holder will generally recognize short-term capital gain or loss with respect to the Deposit (unless the U.S. Holder has held the security for more than one year at the time of such sale or exchange) and short-term capital gain or loss with respect to the Put Right.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to treat a security as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the

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Deposit, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing.  Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities.  It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income until the sale, exchange or settlement of the securities.  Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued.  Other alternative characterizations are also possible.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income).  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Subject to the discussion below regarding FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or

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withholding tax under current law, provided that:

•      the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•      the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•      the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•      the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein.  Notwithstanding the possibility that an alternative treatment may apply to the securities, we believe that the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of the securities should be the same under current law as those described immediately above.

However, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

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FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, if made after December 31, 2016, to payments of gross proceeds of the sale or exchange (including retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends.  While the treatment of the securities is unclear, you should assume that any coupon payment on the securities will be treated in whole or in part as subject to the FATCA rules.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs under “Additional Provisions―Tax considerations,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Calculation agent:
The calculation agent for the securities will be MS & Co.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the monthly coupon and payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each coupon payment date and at maturity or whether a market disruption event has occurred.  See “Antidilution adjustments,” “Market disruption event” and “Discontinuance of any underlying shares and/or share underlying indices; alteration of method of calculation” below.  MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:
A day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The NASDAQ Stock Market LLC (the “NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:
Subject to the provisions set out under “Discontinuance of any underlying shares and/or share underlying indices; alteration of method of calculation” below, the closing price for one share of any underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)    if such underlying shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed,

(ii)   if such underlying shares (or any such other security) are securities of the NASDAQ, the official closing price of such underlying shares published by the NASDAQ on such day, or

(iii)  if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such

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underlying shares (or one unit of any such other security) on any trading day shall mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined below) occurs with respect to such underlying shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day shall be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.  Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, such closing price shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” shall include any successor service thereto.

Market disruption event:
Market disruption event means, with respect to any underlying shares, the occurrence or existence of any of the following events, as determined by the calculation agent in its sole discretion:

(i)    the occurrence or existence of a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(ii)   the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(iii)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index for such underlying shares or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(iv)  a determination by the calculation agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with the issuer’s ability or the ability of any of the issuer’s affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index for any underlying shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such share underlying index shall be based on a comparison of (x) the portion of the level of such share underlying index attributable to that security relative to (y) the overall level of such share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to any underlying shares:  (1) a limitation on the hours or number of days of trading shall not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in any underlying shares or in the futures or options contract related to such share underlying index or such underlying shares shall not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the relevant share underlying index or such underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in futures or options contracts related to the relevant share underlying index or such underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the relevant share underlying index or such underlying shares are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.  Regarding any permanent discontinuance of trading in any underlying shares, see “Discontinuance of any underlying shares

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and/or share underlying indices; alteration of method of calculation” below.
Relevant exchange:
With respect to any underlying shares, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the relevant share underlying index or any successor index to such share underlying index.

Postponement of the determination date:
The determination date is subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If the scheduled determination date is not a trading day or if there is a market disruption event on the determination date with respect to any underlying shares, the determination date for such underlying shares only shall be the next succeeding trading day on which there is no market disruption event with respect to such underlying shares; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled determination date, then (i) such fifth succeeding trading day shall be deemed to be the relevant determination date for any such underlying shares notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the calculation agent shall determine the closing price of any such underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third-party dealers, any such closing price shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates and maturity date:
If any scheduled coupon payment date is not a business day, that monthly coupon shall be paid on the next succeeding business day; provided that the final monthly coupon shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, the determination date with respect to either of the underlying shares is postponed so that it falls less than two business days prior to the maturity date, the maturity date shall be postponed to the second business day following the determination date as postponed, by which date the closing price of each of the underlying shares has been determined.  In any of these cases, no adjustment shall be made to the monthly coupon payment made on that postponed date.

Discontinuance of any underlying shares and/or share underlying indices; alteration of method of calculation:
If trading in any underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange traded fund relating to such underlying shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event shall be determined by the calculation agent and shall be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating such share underlying index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of such share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, such share underlying index publisher discontinues publication of the relevant share underlying index and such share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event shall be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day.

If, subsequent to a discontinuance or liquidation event, such share underlying index publisher discontinues publication of such share underlying index prior to, and such discontinuance is continuing on, any determination date or the date of acceleration, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent shall determine the closing price for such underlying shares for such date.  Such closing price shall be computed by the calculation agent in accordance with the formula for calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing such share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Alternate exchange calculation in case of an event of default:
If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with

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respect to the securities.  That cost will equal:

•      the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•      the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•      no quotation of the kind referred to above is obtained, or

•      every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•      A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•      P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Antidilution adjustments:
If any underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares shall be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above shall be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to any adjustment factor or method of calculating an adjustment factor and of any related determinations, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued  The costs of the securities borne by you and described beginning on page 3 above comprise the cost of issuing, structuring and hedging the securities.

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On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to take positions in the underlying shares and the stocks constituting the share underlying indices, in futures and/or options contracts on the underlying shares or the component stocks of the share underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activities could potentially increase the initial share price of any of the underlying shares, and, therefore, could increase the price at or above which such underlying shares must close on the determination date so that you do not suffer a loss on your investment at maturity (depending also on the performance of the other underlying shares).  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the determination date, by purchasing and selling the underlying shares and the stocks constituting the share underlying indices, futures or options contracts on the underlying shares or the share underlying indices or component stocks of the share underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the prices of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and

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disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
MS & Co. will act as the agent for this offering and will not receive any sales commissions for such sales.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain

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or otherwise affect the price of the securities.  Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account.  The agent must close out any naked short position by purchasing the securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the share underlying indices in the open market to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities.  See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Selling restrictions:
General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this preliminary pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this preliminary pricing supplement, the accompanying prospectus supplement, index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong

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Kong) and any rules made under that Ordinance.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(i)    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)   to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)   where no consideration is or will be given for the transfer; or

(3)   where the transfer is by operation of law.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 21, 2011
Index Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Terms used in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus. As used in this preliminary pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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